Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144 TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com	FIRM/AFFILIATE OFFICES BOSTON CHICAGO HOUSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS FRANKFURT
May 10, 2012	HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA

NetQin Mobile Inc.

No. 4 Building

11 Heping Li East Street

Beijing 100013

The People’s Republic of China

Re:	American Depositary Shares of NetQin Mobile Inc. (the “Company”)

Ladies and Gentlemen:

You have requested our opinion as special United States counsel concerning the statements in the Registration Statement (as described below) under the caption “Taxation—United States Federal Income Taxation” in connection with the public offering of certain American Depositary Shares (“ADSs”), which represent ordinary shares, par value $0.0001 per share, of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 10, 2012 (the “Registration Statement”)

This opinion is being furnished to you pursuant to Exhibit 8.1 of the Exhibit Index of the Registration Statement.

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) the Registration Statement; and

(b) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

NetQin Mobile Inc.

May 10, 2012

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records (as identified in clauses (a) and (b) of the immediately preceding paragraph). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation — Material United States Federal Income Taxation” does not purport to summarize all possible United States federal income tax considerations of the ownership and disposition of ADSs to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the ADSs that are anticipated to be material to U.S. Holders who purchase the ADSs pursuant to the Registration Statement, subject to the qualifications set forth in such discussion.

Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the sale of the securities. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom